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                                                                    EXHIBIT 16


                         [GRANT THORNTON LETTERHEAD]



February 16, 1996



Securities and Exchange Commission
Washington, D.C. 20549


Re:     BeautiControl Cosmetics, Inc.
        File No. 0-14449


Dear Sir or Madam:


We have read Item 4 of the Form 8-K/A of BeautiControl Cosmetics, Inc. dated February 16, 1996, and agree with the statements contained therein.


Very truly yours,


/s/GRANT THORNTON LLP